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                           DATUM INC. AND SUBSIDIARIES

                                   EXHIBIT 21


                              LIST OF SUBSIDIARIES

                                                             State or Other
                                                             Jurisdiction of
         Name                                                 Incorporation
         ----                                                ---------------
         Datum International Sales Corporation                California

         Datum International Incorporated                     California

         Frequency and Time Systems, Inc.                     Delaware

         Austron, Inc.                                        Texas

         Efratom Time & Frequency Products, Inc.              Colorado

         Efratom Electronik GmbH                              Germany